Exhibit 4.15

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

REVISED APPENDIX NO. 09 TO THE FACTORY LEASE CONTRACT

By and between

VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY

And

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

October 21, 2025

Vinhomes Industrial Zone Investment Joint Stock Company (“Lessor”) and VinFast Trading and Production Joint Stock Company (“Lessee”), hereinafter referred to as the “Parties”, signed the Factory Lease Contract No. 1501/2023/HĐTNX/VHIZ-VF on January 15, 2023 (“Contract”), the Appendix No. 07 dated July 05, 2024. The Parties hereby agree to revise this Contract and the Appendix No. 07 as follows:

1.	The Lessor and the Lessee hereby agree to revise the leased area as follows:

No.	Items	Area
1	[***]	[***] square meters
2	[***]	[***] square meters
	Total (1+2)	98,565.91 square meters

*Note: Details of additionally leased area are specifically recorded in the information table attached to this Appendix No. 09.

2.This Appendix shall take effect from the date of signing and shall form an integral and inseparable part of the Agreement.

Except for the points specified in this Appendix No. 09, the Contract is not affected, and all terms of the Contract remain in full force and effect.

3.	This Appendix is made into 06 (six) counterparts in the same legal value, of which each Party keeps 03 (three) originals as basis for implementation.

For and on behalf of	For and on behalf of
VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY	VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY
Signed and sealed	Signed and sealed
[***]	[***]
Position: [***]	Position: [***]

List of Omitted Attachment:

Information on Plan of the Additionally Leased Areas